Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXHIBIT 10.1

EXCLUSIVE LICENSE AGREEMENT

This License Agreement (the "Agreement") is entered into and made effective as of the last dated signature below (the "Effective Date") between University of Miami, a Florida not-for-profit corporation, having business offices at 1951 NW 7th Avenue, (C234), Miami, Florida 33136 ("UNIVERSITY") and Zolovax, Inc., a for-profit company organized under the laws of Delaware and wholly owned subsidiary of Heat Biologics, Inc., having business offices at 801 Capitola Drive, Bay 12, Durham, NC 27713 ("LICENSEE"). For purposes of this Agreement, each of UNIVERSITY and LICENSEE may be individually referred to as a "Party," and collectively referred to as the "Parties."

BACKGROUND

UNIVERSITY has been assigned and owns all rights and title to certain inventions as described in patent application(s) and the UNIVERSITY invention disclosure document in Appendix A. UNIVERSITY wants to have the invention perfected and marketed as soon as possible so that resulting products may be available for public use and benefit. LICENSEE wants to acquire an exclusive license for the Patent Rights for the purposes of making, having made, and sell, using and selling Products and practicing the invention(s) disclosed and claimed in the Patent Rights, in the Territory and in the Field of Use as set forth and defined below.

1.

DEFINITIONS

1.1

"Field of Use" shall mean GP96-lg-based vaccines.

1.2

"Net Sales" shall be calculated as set forth in this section, and shall mean gross amounts invoiced by LICENSEE and/or its Sublicensees on commercial sales of Products or use of Process after regulatory approval, if applicable, thereof to third parties (excluding Sublicensees), less deductions for the following, determined in accordance with generally accepted accounting principles:

(a)

sales and excise taxes, value added taxes, and duties which fall due and are paid by the purchaser as a direct consequence of such sales and any other governmental charges imposed upon the importation, use or sale of Products, but only to the extent that such taxes and duties are actually included and itemized in the gross sales amounts invoiced to and specifically paid by the purchaser over and above the price of the Products;

(b)

trade, quantity and cash discounts actually allowed and taken;

(c)

allowances or credits to customers on account of shelf adjustments, failure to supply, rejection, withdrawal, recall or return of Products or on account of retroactive price reductions affecting Products, to the extent that such allowances or credits are actually allowed and taken;

(d)

amounts not collectible after reasonable collection efforts;

(e)

any charges for freight, postage, shipping or transportation or for shipping insurance;

(f)

rebates and charge backs specifically related to Products on an actual credited or paid basis, including those granted to government agencies (such rebates and charge backs to be accrued as an estimate in the month in which the related Products are sold by using generally accepted accounting principles) to the extent that such rebates and charge backs are actually allowed and taken; and,

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(g)

sales contract administrative fees, fees paid to distributors, wholesaler fees or service charges and other payments to customers or other third parties in connection with the sale of Products, to the extent actually allowed and taken.

1.3

"Patent Rights" shall mean:

(a)

the patent application(s) specifically set forth in Appendix A and any United States Patent(s) that issue therefrom or inventions originally disclosed therein or specifically described in the patents and/or any data that subsequently reduces such inventions to practice (including any and all further related provisional applications (i.e. that are subsequently combined with the patent application(s) specifically set forth in Appendix A for conversion to nonprovisional application), divisionals, continuations, and continuations-in-part solely to the extent that all of the claims of any such continuations-in-part are wholly supported by the patent application(s) and/or invention disclosure(s) set forth in Appendix A) together with re-examinations or reissue of such United States Patent(s); Parties agree to negotiate in good faith terms and conditions of licensing any improvements on a case by case basis.

(b)

any foreign (non-United States) patent applications claiming priority to any patent application(s) specifically set forth in Appendix A and any patents issuing therefrom or on inventions originally disclosed therein or specifically described in the patents (including any and all divisionals, continuations, and continuations-in-part solely to the extent that all of the claims of any such continuations-in-part are wholly supported by the patent application(s) and/or invention disclosure(s) set forth in Appendix A) together with any re examinations or reissue of such foreign patent(s).

1.4

"Product" shall mean any product or part thereof made, used or sold by the LICENSEE or a Sublicensee of the LICENSEE, which:

(a)

is covered by (i) an issued, unexpired claim contained in the Patent Rights that has not been revoked or held unenforceable or invalid by a decision of a court or Governmental Authority of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (ii) a pending claim contained in the Patent Rights that has not been pending for more than [*****] years and has not been abandoned, disclaimed, allowed to lapse or finally determined to be unallowable by the applicable government authority in a decision from which no appeal can be taken or from which no appeal is taken within the time allowed for appeal in the country in which any Products is made, used or sold;

(b)

is manufactured by using a Process which is covered by (a) an issued, unexpired claim contained in the Patent Rights that has not been revoked or held unenforceable or invalid by a decision of a court or Governmental Authority of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a pending claim contained in the Patent Rights that has not been pending for more than [*****] years and has not been abandoned, disclaimed, allowed to lapse or finally determined to be unallowable by the applicable government authority in a decision from which no appeal can be taken or from which no appeal is taken within the time allowed for appeal in the country in which any licensed Process is used or in which such Process or portion thereof is used or sold.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.5

"Process" shall mean any process used by the LICENSEE or a Sublicensee of the LICENSEE which is covered by an issued, unexpired claim or pending claim contained in the Patent Rights.

1.6

"Sublicensee" as used in this Agreement shall mean any third party to whom LICENSEE has granted a license to make, have made, use and/or sell the Product or the Process under the Patent Rights, provided LICENSEE has requested and obtained prior written approval from UNIVERSITY, which approval shall not be unreasonably withheld. Sublicensee shall agree in writing with LICENSEE to accept the conditions and restrictions agreed to by LICENSEE in this Agreement, and LICENSEE shall, within thirty (30) days of request by UNIVERSITY, provide to UNIVERSITY a fully signed, non-redacted copy of each agreement executed by a Sublicensee, with all exhibits, appendixes, attachments and any amendments thereto, as applicable.

1.7

"Territory" shall mean the world.

1.8

"Technology" means the "Patent Rights" and additional technology, information, or other materials that will be provided by UNIVERSITY to LICENSEE, at LICENSEE's expense. Technology may or may not be confidential in nature.

2.

GRANT

2.1

UNIVERSITY hereby grants to LICENSEE and LICENSEE hereby accepts an exclusive license, subject to any rights of the government in the Territory for the Field of Use, with the right to sublicense, under the Patent Rights and a nonexclusive license to the know-how developed as of Effective Date by Natasa Strbo and Laura Romero (the "Inventors") that is not encumbered by any third party rights, which is necessary to practice the Patent Rights to research, develop, make, have made, use, commercialize, market, promote, distribute, export, sell, offer to sell , or otherwise offer to dispose of Products in the Field of Use in the Territory and import the Product(s) and to practice the Process(es) described and/or claimed in the Patent Rights.

2.2

UNIVERSITY retains a non-sublicensable, non-exclusive, royalty-free, perpetual, irrevocable, worldwide right to make and to use the subject matter described and/or claimed in the Patent Rights for non-commercial, internal research, or educational purposes. Further, the United States Government may also have certain rights, title and/or interest in/to the licensed patent(s) and/or patent application(s), including but not limited to the rights to use the licensed patent(s) and/or patent application(s) for internal, non-commercial and educational purposes only.

2.3

Subject to a third party's rights, LICENSEE shall have the right of first negotiation to future patent(s) and patent application(s) the practice of which would infringe at least one claim within the "Patent Rights", which is developed from the Inventors' laboratory owned or controlled by UNIVERSITY.

3.

ROYALTIES AND OTHER CONSIDERATION

3.1

In consideration of the license herein granted, LICENSEE shall pay fees and royalties to UNIVERSITY as follows:

(a)

License issue fee of $[*****]) is due to UNIVERSITY within sixty (60) days of the Effective Date of this Agreement.

(b)

Past patent expenses incurred by UNIVERSITY in the amounts and at the times as set forth in Appendix B.

(c)

Running royalty in an amount equal to [*****] of the annual Net Sales of the Product(s) leased or sold by or for LICENSEE or its Sublicensees ("Running Royalty"), subject

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

to reduction as set forth in the next sentence. In the event LICENSEE is required to pay royalties to a third party or third parties for the same Product or Process as licensed under this Agreement, then LICENSEE may reduce the Running Royalty by [*****] for each one dollar ($1.00) in royalties which LICENSEE is obligated to pay to a third party or third parties under such licenses, provided however, that the royalties payable to UNIVERSITY under this section shall not be reduced to less than [*****] of annual Net Sales of the Product(s) leased or sold by or for LICENSEE or its Sublicensees. If, in any one calendar year, LICENSEE is not able to fully recover its [*****] portion of the payments due to a third party, it shall be entitled to carry forward such right of off-set to future calendar years with respect to the excess amount. [*****].

However, the parties agree that Licensee may only apply one of the aforementioned (i) royalty rate reduction of not less than [*****] of annual Net Sales or (ii) Combination Product reduction of Net Sales, as described above, at Licensee's option. For clarity, Licensee may either apply a royalty rate reduction in connection with royalties to a third party or third parties or a Combination Product reduction of Net Sales, as described above. In any event, the royalty rate shall not be less than [*****].

(d)

By the first (1st) day of each anniversary of the Effective Date and until expiration or termination of this Agreement, LICENSEE agrees to pay UNIVERSITY an annual fee of:

(i)

[*****] on the third (3rd) and fourth (4th) anniversaries;

(ii)

[*****] on the fifth (5th) and sixth (6th) anniversaries;

(iii)

[*****] on the seventh (7th) and eighth (8th) anniversary;

(iv)

[*****] on the ninth (9th) and tenth (10th) anniversaries; and

(v)

[*****] on the eleventh (11th) anniversary and every anniversary thereafter. This amount shall be decreased by [*****] in the event that clinical trials are ongoing but regulatory authority approval has not been granted, despite best efforts on part of LICENSEE.

Such annual fees are creditable towards any other consideration, including royalty and milestone payments that are, as set forth herein, due to the UNIVERSITY by LICENSEE.

(e)

Royalties are payable on a country-by-country basis beginning on the date of first commercial sale and ending on expiration of the last to expire Patent Rights in such country.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.2

All payments hereunder shall be made in U.S. dollars.

3.3

In the event that any taxes, withholding or otherwise, are levied by any taxing authority in connection with accrual or payment of any royalties payable to UNIVERSITY under this Agreement, the LICENSEE shall be solely responsible to pay such taxes to the local tax authorities on behalf of UNIVERSITY, as a nonprofit, tax-exempt organization as defined in Section 501(c)(3) of the Internal Revenue Code. Should LICENSEE be required under any law or regulation of any government entity or authority to withhold or deduct any portion of the payments on royalties due to UNIVERSITY, then the sum payable to UNIVERSITY shall be increased by the amount necessary to yield to UNIVERSITY an amount equal to the sum it would have received had no withholdings or deductions been made. UNIVERSITY shall cooperate reasonably with LICENSEE in the event LICENSEE elects to assert, at its own expense, any exemption from any such tax or deduction.

3.4

SUBLICENSING: If LICENSEE receives any fees, minimum royalties, equity ownership, securities, or other payments in consideration for any rights granted under a sublicense of the Patent Rights, and such payments are not based directly upon the amount or value of Products or Processes sold by the Sublicensee nor represent payment of costs to LICENSEE for a development program which LICENSEE is obligated to perform under such sublicense, then LICENSEE shall pay UNIVERSITY [*****] of such payments; provided that this [*****]shall not apply to royalty payments on Net Sales of Product, which shall be calculated as described in Section 3.1.(c) or amounts paid for purchase of securities of LICENSEE to the extent such payment does not exceed the fair market value of such securities.

3.5

Notwithstanding the Sublicensee's payment obligation to LICENSEE, LICENSEE shall be directly responsible for all royalties and payments due pursuant to this section 3.

4.

COMMERCIAL DILIGENCE AND MILESTONES

4.1

LICENSEE shall use commercially reasonable efforts to develop, manufacture, market and sell Product in the Territory and will exert commercially reasonable efforts to create a demand for Product.

4.2

LICENSEE agrees to submit annual reports, as to its efforts to develop Product and markets for Product. Such reports shall include assurance by LICENSEE of its intent to actively develop commercial embodiments of the Patent Rights and a summary of its efforts in this regard.

4.3

LICENSEE, at its sole expense, shall make commercially reasonable efforts to accomplish the following:

(a)

by the first day of the [*****] anniversary of Effective Date, pre-IND meeting with FDA (or correlate submission to regulatory organization in other country);

(b)

by the first day of the [*****] anniversary of Effective Date, IND submission to FDA (or correlate submission to regulatory organization in other country); and

(c)

by the first day of the [*****] anniversary of Effective Date, first subject treated in a phase I clinical trial

(d)

LICENSEE, upon written request to UNIVERSITY, may be granted an extension of one or more of the above milestones (a)-(c) by six (6) months up to three (3) times for a total possible extension of eighteen (18) months provided LICENSEE pays UNIVERSITY a payment of a [*****] fee per extension. If LICENSEE extends a particular milestone, all subsequent milestones will be extended by the same time period.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(e)

The Parties agree to the following milestones and payments but not more than once even if the milestone is accomplished for more than one Product in the Territory. For the avoidance of doubt, if the same milestone is achieved by a Sublicensee of the Patent Rights, then UNIVERSITY shall share in any payments LICENSEE receives from a Sublicensee according to section 3.4 above, and the following milestones and payments will not be due. The following milestone payments shall not be creditable towards any other monies UNIVERSITY is due from LICENSEE, including but not limited to: payment of past patent costs, payment of future patent costs, royalty payments, and royalty payments associated with a Sublicensee's sale of any Product(s):

(f)

Upon dosing of the first patient in the first phase I clinical trial conducted by Licensee based upon the Patent Rights in the Field of Use, LICENSEE shall pay UNIVERSITY an additional amount of [*****]

(g)

Upon dosing of the first patient in the first phase II clinical trial conducted by Licensee based upon the Patent Rights in the Field of Use, LICENSEE shall pay UNIVERSITY an additional amount of [*****]

(h)

Upon dosing of the first patient in the first phase III clinical trial conducted by Licensee based upon the Patent Rights in the Field of Use, LICENSEE shall pay UNIVERSITY an additional amount of [*****]

(i)

Upon receiving marketing approval by the first regulatory authority for the first product developed by Licensee based upon the Patent Rights in the Field of Use, LICENSEE shall pay UNIVERISTY an additional amount of [*****]

4.4

In the event that either Party is prevented from performing under the Agreement as a result of an act of God, hurricane, war, or terrorism, any delays in or failure of performance under the Agreement shall be excused if and to the extent that such delays or failures are beyond such Party's reasonable control. UNIVERSITY and LICENSEE shall notify the other promptly upon learning of any event that may result in any delay or failure to perform. If the force majeure event occurs and continues to prevent substantial performance for more than ninety (90) days the other Party has the right to terminate this Agreement.

4.5

[*****]

5.

SPONSORED RESEARCH. LICENSEE will in good faith negotiate with the UNIVERSITY Office of Research Administration to have UNIVERSITY conduct certain preclinical proof of concept studies that will be required for partnering the licensed Patent Rights and which LICENSEE believes are best performed by the UNIVERSITY. The result of these negotiations will be memorialized in a separate agreement signed by both Parties.

6.

TERM. The term of this Agreement shall commence on the Effective Date and shall remain in effect until the date on which all issued patents and filed patent applications within the Patent Rights have expired or been abandoned and no royalties are due pursuant to section 3, unless this Agreement is terminated earlier in accordance with any of the other provisions of section 15.1. For the purposes of clarity, after the expiration of the last to expire Patent Rights in such country, LICENSEE shall retain a fully-paid-up, royalty free and irrevocable license to practice such Patent Rights in such country.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.

UNITED STATES LAWS

7.1

LICENSEE understands that the Patent Rights may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This Agreement is explicitly made subject to the Government's rights under any agreement and any applicable law or regulation. If there is a conflict between an agreement, applicable law or regulation and this Agreement, the terms of the Government agreement, applicable law or regulation shall prevail. Specifically, this Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 212 (to the extent applicable), including an obligation that Product(s) sold or produced in the United States be "manufactured substantially in the United States," and LICENSEE agrees to take all reasonable action necessary on its part as licensee to enable UNIVERSITY to satisfy its obligation thereunder, relating to the Patent Rights.

7.2

It is understood that UNIVERSITY and LICENSEE are subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. UNIVERSITY neither represents that a license shall or shall not be required nor that, if required, it shall be issued. LICENSEE represents and warrants that it will comply with, and will cause its Sublicensees to comply with all United States export control laws, rules and regulations. LICENSEE is solely responsible for any violation of such laws and regulations by itself or its Sublicensees, and it will indemnify, defend and hold UNIVERSITY harmless for the consequences of any such violation.

8.

PATENT PROTECTION

8.1

Licensee shall pay for one hundred percent (100%) of the costs of patent preparation, prosecution and maintenance after the Effective Date, including all interferences, reissues, re examinations, oppositions or requests for patent term extensions. LICENSEE shall reimburse UNIVERSITY one hundred percent (100%) of third party expenses incurred by and paid for by UNIVERSITY in seeking and securing the Patent Rights prior to the Effective Date, according to the schedule set forth in Appendix B.

8.2

Subject to UNIVERSITY's authority, LICENSEE, during the term of this Agreement, is responsible for the prosecution, maintenance and enforcement of the Patent Rights in UNIVERSITY's name, for UNIVERSITY's benefit, whereby LICENSEE: (a) shall keep UNIVERSITY informed in writing of all material actions taken in this regard to permit UNIVERSITY an opportunity to review and comment thereon (b) shall consider in good faith, take into account and implement the reasonable comments made by UNIVERSITY, (c) shall not add inventors who do not have an obligation to assign their ownership interest to the UNIVERSITY to any patent or patent application among the Patent Rights without the permission of UNIVERSITY, (d) shall not abandon prosecution of any pending patent applications or fail to maintain issued patents without providing UNIVERSITY the opportunity to assume control of prosecution and maintenance of the Patent Rights as provided below, and (e) shall notify UNIVERSITY no less than forty-five (45) days where reasonably practical prior to any deadline for action set forth by the US Patent and Trademark Office or its foreign counterparts (a "Patent Office") and promptly if not reasonably practical. In the event LICENSEE desires to abandon prosecution or

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

maintenance of any Patent Rights filed in a particular country, LICENSEE shall provide UNIVERSITY with no less than sixty (60) days written notice prior to the Patent Office deadline for action in which LICENSEE shall document: (i) the patent/patent application number; (ii) the patent/patent application title; (iii) the country in which such patent/patent applications is issued/pending. Unless otherwise agreed to by the Parties, upon UNIVERSITY's receipt of such written notice, any and all rights granted to LICENSEE by UNIVERSITY to said patent/patent application in said country shall promptly terminate. For clarity, upon such termination of rights under such patent/patent application, UNIVERSITY shall be free to license, sell, assign, dispose of, and/or take any other action with respect to the rights to said patent/patent application at its sole and absolute discretion and with no obligation to LICENSEE. UNIVERSITY shall provide to LICENSEE reasonable assistance in the prosecution, maintenance and enforcement of the Patent Rights, at LICENSEE's request and expense.

8.3

Upon learning of any infringement of Patent Rights by third parties in any country, LICENSEE and UNIVERSITY will promptly inform each other, as the case may be, in writing of that fact and will supply the other with any available evidence pertaining to the infringement. LICENSEE, at its own expense, shall have the option to take whatever steps are necessary to stop the infringement at its expense and recover damages and will be entitled to retain all damages so recovered. If LICENSEE brings suit against an alleged infringer and UNIVERSITY is a necessary party to such suit, UNIVERSITY agrees to be named in such suit at LICENSEE's expense. In the event that UNIVERSITY and LICENSEE mutually agree to bring suit, costs and expenses shall be shared equally and any recovery in excess of expenses shall be shared equally. In any event, no settlement, consent, judgment or other voluntary final disposition of the suit that would materially or adversely affect the interests of the UNIVERSITY may be entered into without the consent of UNIVERSITY. In the event LICENSEE does not take steps to stop the infringement within ninety (90) days after notice of same by either Party, UNIVERSITY shall have the right to take whatever steps it deems necessary to stop the infringement at its expense and recover damages therefore, and will be entitled to retain all damages so recovered. Each Party shall provide to the Party enforcing any Patent Rights reasonable assistance in such enforcement, at such enforcing Party's request and expense.

9.

INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1

LICENSEE will defend, indemnify and hold harmless the UNIVERSITY, its trustees, officers, faculty, employees and students ("University lndemnitees") against any and all losses, expenses, claims, actions, lawsuits and judgments thereon (including attorney's fees through the appellate levels) (collectively "Liabilities") which may be brought against University Indemnities by third parties as a result of or arising out of: (a) any negligent act or omission of LICENSEE, its Sublicensees, or its or their agents or employees, or (b) the use, production, manufacture, sale, lease, consumption or advertisement by LICENSEE, its Sublicensees or its or their agents or employees of any Products; provided, however, LICENSEE shall not indemnify or hold harmless any University lndemnitee from any Liabilities to the extent that such Liabilities are finally determined to have resulted from the willful negligent acts or omissions of such University lndemnitee.

9.2

LICENSEE will defend, indemnify and hold harmless the University Indemnities against any and all judgments and damages arising from any and all third party claims of infringement which may be asserted against University Indemnities because of the manufacture, use, promotion and sale of Products. LICENSEE will bear all costs and expenses incurred in connection with the defense of any such claims or as a result of any settlement made or judgment rendered on the

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

basis of such claims. LICENSEE agrees to provide attorneys which shall be approved by University Indemnities at their sole and absolute discretion to defend against any actions brought or filed against any University lndemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought; provided, however, that any University lndemnitee shall have the right to retain its own counsel, at the reasonable expense of LICENSEE, if representation of such University lndemnitee by counsel retained by LICENSEE would be inappropriate because of conflict of interests or otherwise. LICENSEE agrees to keep UNIVERSITY informed of the progress in the defense and disposition of such claim, and to consult with UNIVERSITY prior to any proposed settlement.

9.3

UNIVERSITY shall have no further liability to LICENSEE for any loss or damages LICENSEE may incur as a result of the invalidity of UNIVERSITY's Patent Rights.

9.4

UNIVERSITY shall have no responsibility with respect to LICENSEE's own trademarks and trade name, and LICENSEE in respect to the use thereof will defend, indemnify and hold harmless UNIVERSITY against any and all third party claims.

9.5

UNIVERSITY is not liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise.

9.6

This Agreement to reimburse and indemnify under the circumstances set forth above shall continue after the expiration or termination of this Agreement.

10.

WARRANTIES. UNIVERSITY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ALL SUCH WARRANTIES, AS TO ANY MATIER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF ANY INVENTION (S) OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, LICENSED UNDER THIS AGREEMENT; OR THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE INVENTION OR PRODUCT; OR THAT THE USE OF THE LICENSED PRODUCT WILL NOT INFRINGE ANY PATENTS, COPYRIGHTS, TRADEMARKS, OR OTHER RIGHTS; PROVIDED HOWEVER, UNIVERSITY WARRANTS THAT IT HAS NOT LICENSED THE PATENT RIGHTS TO ANY THIRD PARTY.

11.

REPORTS AND RECORDS

11.1

Prior to first Net Sale, LICENSEE agrees to provide UNIVERSITY with an annual written report specifying the progress of research, development, and marketing activities. Commencing with the first (1st) calendar quarter after the first Net Sale, the LICENSEE shall provide to UNIVERSITY a written report specifying during the preceding calendar quarter (a) the number or amount of Products sold hereunder by LICENSEE and its Sublicensees, (b) the total billings for all Product(s) sold, (c) deductions as applicable to calculate Net Sales, (d) total royalties due, (e) names and addresses of all Sublicensees. Such reports shall be due within fifty (5O) days following the last day of each calendar quarter in each year during the term of this Agreement. Each such report shall be accompanied by payment in full of the amount due UNIVERSITY in United States dollars.

11.2

For a period of three (3) years from the date of each report pursuant to section 11.1, LICENSEE, shall keep records adequate to verify each such report and accompanying payment made to UNIVERSITY under this Agreement, and an independent Certified Public Accountant or Accounting Firm selected by UNIVERSITY and acceptable to LICENSEE may have access, on reasonable notice during regular business hours, not to exceed twice per year, to such records to verify such reports and payments. LICENSEE's acceptance of UNIVERSITY's selection of said Certified Public Accountant or Accounting firm shall not be unreasonably withheld. Such Accountant or Accounting Firm shall not disclose to UNIVERSITY any information other than that

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

information relating solely to the accuracy of, or necessity for, the reports and payments made hereunder and shall sign LICENSEE'S standard confidentiality agreement prior to obtaining access to any records. The fees and expense of the Certified Public Accountant or Accounting Firm performing such verification shall be borne by UNIVERSITY unless in the event that the audit reveals an underpayment of royalty or sublicensing fees by more than five (5%) percent, in which case the cost of the audit shall be paid by LICENSEE.

12.

MARKING AND STANDARDS

12.1

LICENSEE agrees to mark and have its Sublicensees mark any and all Products (or their containers or labels) that are made, sold, or otherwise disposed of by LICENSEE or Sublicensees under the license granted in this Agreement, in accordance with and to the extent required by the applicable patent marking statute; provided that LICENSEE does not need to mark Products (or their containers or labels) if such Products are used solely for LICENSEE's own internal research purposes and/or used for validation studies on LICENSEE's behalf.

12.2

LICENSEE shall act in good faith to maintain satisfactory standards in respect to the nature of the Product manufactured and/or sold by LICENSEE. LICENSEE, shall act in good faith to ensure that all Products manufactured and/or sold by it shall be of a quality which is appropriate to Products of the type here involved. LICENSEE agrees that similar provisions shall be included by sublicenses of all tiers.

13.

ASSIGNMENT

13.1

Permitted Assignment. LICENSEE may assign or delegate its rights or obligations under this Agreement only under the following circumstances:

(a)

By providing UNIVERSITY with written notice of the proposed assignment, including the proposed assignee's contact information, at least thirty (30) days prior to the date of assignment, and obtaining UNIVERSITY's express written consent to the proposed assignment, which consent shall not be unreasonably withheld; or

(b)

As part of a sale or change of control, regardless of whether such a sale or change of control occurs through an asset sale, stock sale, merger or other combination, or any other transfer of: (i) LICENSEE's entire or substantially all of the business; or (ii) that part of LICENSEE's business that exercises all rights granted under this Agreement.

13.2

Conditions of Assignment. Prior to any assignment, (i) the proposed assignee must agree in writing to UNIVERSITY to be bound by this Agreement, and ( ii) LICENSEE must pay UNIVERSITY an assignment fee in the amount of [*****] due within thirty (30) days of assignment agreement execution. [*****]

13.3

Any Other Assignment by Licensee. Any attempt by LICENSEE to assign this Agreement that fails to comply with Section 13.1and 13.2 are null and void.

14.

NOTICE. Any notice, payment, report or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be mailed by certified mail or delivered by hand to the Party to whom such correspondence is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to have been given when mailed as evidenced by the postmark at point of mailing. If delivered by hand, any such correspondence shall be deemed to have been given when received by the Party to whom such correspondence is given, as evidenced by written and dated receipt of the receiving Party.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

All correspondence to LICENSEE shall be addressed as follows:

Chief Executive Officer

Zolovax, Inc.

801 Capitola Drive, Bay 12

Durham, NC 27713

All correspondence to UNIVERSITY shall be addressed, in duplicate, as follows:

FOR NOTICE:

Assistant Vice President

Financial Operations University of Miami

1320 South Dixie Highway, Suite 1230

Gables One Tower

Coral Gables, FL 33146

WITH A COPY TO:

Office of the General Counsel

University of Miami

1320 South Dixie Highway, Suite 1250

Gables One Tower

Coral Gables, FL 33146

FOR NOTICE AND PAYMENT:

Office of Technology Transfer

University of Miami

1951 NW 7th Avenue, Suite 300

Miami, FL 33136

Either Party may change the address to which correspondence to it is to be addressed by notification as provided herein.

15.

MISCELLANEOUS PROVISIONS

15.1

TERMINATION

(a)

LICENSEE shall have the right to terminate this Agreement upon sixty (60) days prior written notice to UNIVERSITY. Such termination will not relieve Licensee of Licensee's obligation to pay any royalties or license fees owed at the time of such termination.

(b)

UNIVERSITY and LICENSEE shall have the right to terminate this Agreement if the other Party commits a material breach of an obligation under this Agreement and fails to cure any such breach within thirty (30) days of receipt of written notice from non-breaching Party. A material breach shall include but not be limited to the following: (a) failure to deliver to UNIVERSITY any payment at the time such payment is due under this Agreement, (b) failure to meet or achieve milestone schedule, (c) failure to possess and maintain required insurance coverage. UNIVERSITY shall have the right to terminate this Agreement in the event LICENSEE provides a false report and continues in default for more than thirty (30) days after receiving written notice of such default or false report. Such termination shall be effective upon further written notice to the breaching Party after failure by the breaching

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Party to cure. If UNIVERSITY commits a material breach or defaults, then LICENSEE has no duty to continue the payment of royalties as set forth in section 3 of this Agreement.

(c)

The license and rights granted in this Agreement have been granted on the basis of the special capability of LICENSEE to perform research and development work leading to the manufacture and marketing of the Product(s). Accordingly, LICENSEE covenants and agrees that in the event any proceedings under the Bankruptcy Act or any amendment thereto, be commenced by or against LICENSEE, and, if against LICENSEE, said proceedings shall not be dismissed with prejudice before either an adjudication in bankruptcy or the confirmation of a composition, arrangement, or plan of reorganization, or in the event LICENSEE shall be adjudged insolvent or make an assignment for the benefit of its creditors, or if a writ of attachment or execution be levied upon the license hereby created and not be released or satisfied within ten (10) days thereafter, or if a receiver be appointed in any proceeding or action to which LICENSEE is a party with authority to exercise any of the rights or privileges granted hereunder and such receiver be so discharged within a period of forty-five (45) days after his appointment, any such event shall be deemed to constitute a breach of this Agreement by LICENSEE and, UNIVERSITY, at the election of UNIVERSITY, but not otherwise, ipso facto, and without notice or other action by UNIVERSITY, shall terminate this Agreement and all rights of LICENSEE hereunder and all rights of any and all persons claiming under LICENSEE.

(d)

Any termination of this Agreement shall be without prejudice to UNIVERSITY's right to recover all amounts accruing to UNIVERSITY prior to such termination and cancellation. Except as otherwise provided, should this Agreement be terminated for any reason, LICENSEE shall have no rights, express or implied, under any intellectual property rights which are the subject matter of this Agreement, nor have the right to recover any royalties paid UNIVERSITY hereunder. Upon termination, LICENSEE shall have the right to dispose of Products then in their possession and to complete existing contracts for such Products, so long as contracts are completed within six (6) months from the date of termination, subject to the payment of royalties to UNIVERSITY as provided in section 3 hereof. Failure to terminate on any basis shall not prejudice or impact the UNIVERSITY's rights and ability to subsequently terminate for the same or a related basis.

15.2

INSURANCE

(a)

Prior to the commencement of clinical trials, LICENSEE must maintain commercial general liability insurance in the amounts of not less than One Million Dollars ($1,000,000) per incident and $1,000,000 annual aggregate. After the commencement of the first clinical trial for the first Product but prior to the first commercial sale of a Licensed Product, LICENSEE must maintain commercial general liability insurance of not less than One Million Dollars ($1,000,000) per incident and clinical trials liability insurance of not less than Three Million Dollars ($3,000,000). After the first commercial sale of a Product, LICENSEE must maintain commercial general liability insurance in the amounts of not less than Three Million Dollars ($3,000,000) per incident and Five Million Dollars ($5,000,000) annual aggregate. Immediately prior to the commencement of the first clinical trial for the first Product, UNIVERSITY, its employees and agents, will be named as additional insured. After the first commercial sale of a Product, LICENSEE shall maintain products liability/completed operations and clinical trials insurance coverage in the amount of Ten Million Dollars ($10,000,000).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b)

LICENSEE shall not cancel such insurance without thirty (30) days prior notice to UNIVERSITY. Such cancellation without replacement insurance being obtained shall be cause for termination.

(c)

The terms of this provision shall extend beyond termination of the agreement.

15.3

USE OF NAME. LICENSEE shall not use the name of the University of Miami, or any of its trustees, faculty, students or employees, or any adaptation thereof, in any publication, including advertising, promotional or sales literature without the prior written consent of Mr. Humberto M. Speziani, Assistant Vice President, Financial Operations, 1320 South Dixie Highway, Suite 1230, Gables One Tower, Coral Gables, FL 33146.

15.4

GOVERNING LAW. This Agreement shall be considered as having been entered into in the State of Florida, United States of America, and shall be construed and interpreted in accordance with the laws of the State of Florida. In any action or proceeding arising out of or relating to this Agreement (an "Action"), each of the Parties hereby irrevocably submits to the jurisdiction of any federal or state court sitting in Miami, Florida, and further agrees that any Action shall be heard and determined in such Florida federal court or in such state court. Each Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in Miami, Florida.

15.5

CAPTIONS. The captions and section headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

15.6

SEVERABILITY. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in valid and enforceable manner, and the remainder of the Agreement shall remain binding upon the Parties hereto.

15.7

SURVIVAL

(a)

The provisions of section 1, 7, 9, 10, 12, 14, 15.3, 15.4, 15.9 and 15.13 shall survive the termination or expiration of this Agreement and shall remain in full force and effect.

(b)

The provisions of this Agreement which do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting, the rights and obligations of the Parties hereto with regard to any dispute, controversy or claim which may arise under, out of, in connection with, or relating to this Agreement.

(c)

Sublicenses in good standing shall survive termination of this license as a direct license from UNIVERSITY, provided that Sublicensees assume the obligations set forth in the definitive agreement. UNIVERSITY will enter into a direct agreement with such Sublicensees upon LICENSEE's written request.

15.8

AMENDMENT. No amendment or modification of the terms of this Agreement shall be binding on either Party unless reduced to writing and signed by an authorized officer of the Party to be bound.

15.9

NON-WAIVER. No failure or delay on the part of a Party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No waiver of any of the provisions of this Agreement shall be effective unless it is in writing, and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

relates and shall not be deemed to be a continuing or future waiver. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.

15.10

INDEPENDENT CONTRACTOR RELATIONSHIP. This Agreement is not intended to create nor shall be construed to create any relationship between LICENSEE and UNIVERSITY other than that of independent entities contracting for the purpose of effecting provisions of this Agreement. It is further expressly agreed that no work, act, commission or omission of any Party, its agents, servants or employees, pursuant to the terms and conditions of this Agreement, shall be construed to make or render any Party, its agents, servants or employees, an agent, servant, representative, or employee of, or joint venturer with, the other Party. Neither Party shall have any right to bind or obligate the other Party in any way nor shall it represent that it has any right to do so.

15.11

REPRESENTATION BY COUNSEL. Each Party acknowledges that it has had the opportunity to be represented by counsel of such Party's choice with respect to this Agreement. In view of the foregoing and notwithstanding any otherwise applicable principles of construction or interpretation, this Agreement shall be deemed to have been drafted jointly by the Parties and in the event of any ambiguity, shall not be construed or interpreted against the drafting Party.

15.12

NO THIRD PARTY BENEFICIARIES. No third persons or entities are intended to be or are third party beneficiaries of or under this Agreement, including, without limitation, Sublicensees. Nothing in this Agreement shall be construed to create any liability on the part of the Parties or their respective directors, officers, shareholders, employees or agents, as the case may be, to any such third parties for any act or failure to act of any Party hereto.

15.13

CONFIDENTIALITY. Parties shall hold each other's Confidential Information in confidence and shall not disclose Confidential Information to any third party without each other's prior written consent. "Confidential Information" means any information disclosed by Party that is not generally known to the public or, by its nature, should be reasonably considered confidential. The Parties acknowledge and agree that a breach of this section would cause irreparable harm and that either Party shall be entitled to seek equitable relief from such breach without the obligation of posting a bond or proving actual damages.

The Parties agree to keep the terms of this Agreement confidential provided that each Party may disclose this Agreement to its authorized agents and investors who are bound by similar confidentiality provisions and to the extent required by law.

15.14

ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties hereto respecting the subject matter hereof, and supersedes and terminates all prior agreements respecting the subject matter hereof, whether written or oral, and may be amended only by an instrument in writing executed by both Parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized to be effective as of the Effective Date.

APPENDIX A

TECHNOLOGIES/INTELLECTUAL PROPERTY

To include Patents:

•

Provisional patent application entitled: "VECTORS AND VACCINE CELLS FOR IMMUNITY AGAINST ZIKA VIRUS" and filed 11-0ct-2016 with the US Patent and Trademark Office and assigned application number 62/406,506.

APPENDIX B

SUMMARY OF CURRENT OUTSTANDING PATENT COSTS

UM Technology Number	Current Outstanding Balance	Payment terms: Outstanding patent
UMIP-114	[*****]	N A

As of the Effective Date, the UNIVERSITY has not received invoices related to the preparation and filing of the provisional patent application listed within Appendix A. LICENSEE agrees that the costs relating to this work shall be considered as costs incurred during the term of this Agreement and shall be payable as per Section 8.2. This cost to prepare and file the provisional patent is estimated to not exceed [*****].